UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2007

VICTORY RENEWABLE FUELS, LLC
(Exact name of small business issuer as specified in its charter)

Iowa	333-134257	20-2697625
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

303 Hoogie Street Lester, Iowa	51242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 200-0340

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Escrow Agreement

On November 20, 2006 we entered into an Amended and Restated Escrow Agreement with Frontier Bank, Rock Rapids, Iowa. The purpose of the Agreement was to establish an Escrow Account for which Frontier Bank serves as the Escrow Agent allowing us to place certain funds received from purchasers of Units in our registered offering in compliance with the Securities Act of 1933 and the States of Iowa and South Dakota.

On August 29, 2007 the Securities and Exchange Commission consented to the withdrawal of our Registration Statement. As a result of the withdrawal of our Registration Statement, the funds held in the Escrow Account must be returned to the purchasers in accordance with the terms of the Escrow Agreement. On September 10, 2007 we delivered a notice of termination of said Escrow Agreement. The Escrow Agreement provides that in the event the funds held in Escrow do not equal or exceed our minimum offering amount as set forth in the our Registration Statement, upon termination of the Agreement, the Escrow Agent is required to return to each purchaser of the Units: (a) the sum which each purchaser initially paid in on account of purchases of the Units in the Offering; and (b) each purchaser’s portion of the total interest earned on the Escrow Account as of the Termination Date reduced by certain transaction fees. Upon distribution of all funds held in the Escrow Account by Escrow Agent, the Escrow Agent shall be completely discharged and released of any and all further responsibilities under the Escrow Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY RENEWABLE FUELS, LLC

September 17, 2007	/s/ Allen L. Blauwet

Date	Allen L. Blauwet, Chairman, President, Director